Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 33-82612, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729, 333-110141, 333-134043, 333-157638, and 333-161232 of Scientific Games Corporation on Form S-8; Registration Statement Nos. 333-74590, 333-110477, 333-112452, 333-124107, 333-141720 and 333-165743 of Scientific Games Corporation on Form S-3 and Registration Statement No. 333-155346 of Scientific Games International, Inc. on Form S-3 of our report dated February 25, 2011, with respect to the statements of financial position of Consorzio Lotterie Nazionali as of December 31, 2010 and 2009, and the related statements of comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2010, prepared on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board, included in this Annual Report (Form 10-K) of Scientific Games Corporation for the year ended December 31, 2010.

/s/ Reconta Ernst & Young S.p.A.

Rome, Italy

February 25, 2011